UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 9, 2010

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

During an investor conference call on September 9, 2010, David N. Farr, Chairman, Chief Executive Officer and President of Emerson Electric Co., provided information regarding the expected impacts in FY2010 and FY2011 of the previously announced Chloride acquisition and the pending dispositions of the LANDesk and the Motors and Appliance Controls businesses.  He indicated that there were no significant changes to Emerson’s underlying business expectations from those disclosed in its earnings release dated August 3, 2010.  Based on the completed Chloride acquisition and the expected completion of these dispositions by September 30, 2010, reported FY2010 earnings per share is now expected to be in the range of $2.70 to $2.85, a $0.10 to $0.15 positive net impact from the transactions over the previous guidance of $2.60 to $2.70.

Attached as Exhibit 99.1 is a slide containing information on the projected effects of these transactions on FY2010 and FY2011 earnings per share, which was presented during the investor conference call.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibits

99.1	Slide from investor presentation on September 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: September 9, 2010	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Slide from investor presentation on September 9, 2010